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                     MORGAN STANLEY PACIFIC GROWTH FUND INC.
                            c/o Morgan Stanley Trust
                     Harborside Financial Center, Plaza Two
                              Jersey City, NJ 07311



                                                           December 28, 2001


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re:  Securities Act File No. 33-35541
     Post-effective Amendment No. 15
     --------------------------------

Dear Sir or Madam:

     In connection with the filing of Post-Effective Amendment No. 15 of this Fund's Registration Statement on Form N-1A, as General Counsel to this Fund, I hereby represent, pursuant to Rule 485(b), that the said Post-Effective Amendment No. 15 filed pursuant to Rule 485(b) under the Securities Act of 1933 does not contain any disclosures which would render it ineligible to become effective pursuant to said Rule 485(b).


                                                           Very truly yours,
                                                           /s/ Barry Fink
                                                           ---------------------
                                                           Barry Fink
                                                           Vice President
                                                           and General Counsel

cc: Carsten Otto
    Larry Greene